UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 12, 2005 (August 18, 2005)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant's telephone number, including area code:    (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 12, 2005, Allegheny Energy Supply Company, LLC (“AE Supply”), Allegheny Energy Supply Wheatland Generating Facility, LLC (“Wheatland LLC”) and Lake Acquisition Company, L.L.C. (“Lake LLC” and together with AE Supply and Wheatland LLC, the “Sellers”), each of which is a subsidiary of Allegheny Energy, Inc. (together with its subsidiaries, “Allegheny”), completed the disposition of Allegheny’s Wheatland generating facility and related assets (collectively, the “Assets”) to PSI Energy, Inc. (“PSI”) pursuant to an Asset Purchase Agreement, dated as of May 6, 2005, by and among AE Supply, Wheatland LLC, Lake LLC, PSI and The Cincinnati Gas & Electric Company (together with PSI, the “Buyers”), for approximately $100,000,000 in cash. In addition, the Buyers assumed certain related liabilities associated with the Wheatland facility.

The Assets include the Wheatland generating facility, which is a 512 megawatt, natural gas-fired peaking facility located in Knox County, Indiana, and certain related real property, machinery, equipment, inventories, books and records and other assets of Wheatland LLC and Lake LLC. In addition, the Sellers assigned to the Buyers certain contracts related to the Wheatland facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: August 18, 2005	By:	/s/ Hyun Park
	Name:	Hyun Park Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Allegheny Energy, Inc. on August 12, 2005 announcing the disposition of the Wheatland generating facility.